Exhibit 23.2

12 Greenway Plaza, Suite 1202 Houston, TX 77046 Phone 713-561-6500 Fax 713-968-7128 Web www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-3 of Flotek Industries, Inc. and Subsidiaries (the “Company”) of our report dated May 21, 2010, except for the effect in 2009 and 2008 of the change in the method of accounting for share lending arrangement, described in Note 2, which is as of March 16, 2011, relating to the consolidated financial statements of Flotek Industries, Inc. and Subsidiaries as of December 31, 2009, and for each of the years in the two-year period ended December 31, 2009, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 16, 2011.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ UHY LLP

Houston, Texas

May 13, 2011